Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Douglas S. Gordon
President and CEO
414.459.4100
DouglasGordon@wsbonline.com

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Year Ended December 31, 2015.
WAUWATOSA, WI – 02/26/2016 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $3.1 million for the quarter ended December 31, 2015, compared to $2.3 million for the quarter ended December 31, 2014 and $5.2 million for the quarter ended September 30, 2015. Net income totaled $16.6 million for the year ended December 31, 2015, compared to $12.7 million for the year ended December 31, 2014.
"We executed on our 2015 strategic plan by generating record pre-tax earnings; successfully opening two new bank branches in Greenfield and Fox Point; changing the mix of our assets and liabilities by growing commercial real estate loans, business banking loans and transaction deposits; launching our Investment Management division; reducing our non-performing assets; and, making progress on our capital initiatives repurchasing  approximately 5.6 million shares of Waterstone stock at less than book value on average," said Douglas Gordon, CEO of Waterstone Financial, Inc.  "We also expanded the reach of our mortgage subsidiary by opening locations in additional states while generating a record level of loan originations during the year."

Highlights of the Quarter and Year Ended December 31, 2015

•
For the quarter ended December 31, 2015, net income per diluted share was $0.11 as compared to $0.08 for the quarter ended December 31, 2014 and $0.19 for the quarter ended September 30, 2015.  Net income per diluted share totaled $0.56 for the year ended December 31, 2015, compared to $0.38 for the year ended December 31, 2014.

•	Return on average assets totaled 0.94% for the year ended December 31, 2015 compared to 0.71% for the year ended December 31, 2014.
•	Total loans increased $19.9 million to $1.11 billion at December 31, 2015 compared to $1.09 billion at December 31, 2014.
•
Transaction deposits increased $32.0 million to $243.3 million at December 31, 2015 compared to $211.3 million at December 31, 2014. Demand deposits grew $10.5 million or 11.4% and money market and savings deposits grew $21.5 million or 18.0% at December 31, 2015 compared to December 31, 2014.

•
Total non-performing assets decreased $7.2 million, or 21.2%, to $26.8 million at December 31, 2015 from $34.0 million at September 30, 2015 and decreased $29.9 million, or 52.8%, from $56.7 million at December 31, 2014.

•
Loans past due less than 90 days decreased by $695,000, or 21.1%, to $2.6 million, or 0.2% of total loans at December 31, 2015 from $3.3 million at September 30, 2015 and decreased $6.4 million, or 71.2%, from $9.0 million at December 31, 2014.  Total past due loans decreased by $4.1 million, or 26.4%, to $11.5 million at December 31, 2015 from $15.7 million at September 30, 2015 and decreased $22.6 million, or 66.2% from $34.1 million at December 31, 2014.

•
Loans originated by our mortgage banking subsidiary for the purpose of sale in the secondary market increased $325.0 million, or 19.6%, to $2.0 billion during 2015, compared to $1.7 billion during 2014.  Our origination efforts continue to be focused on loans made for the purpose of residential purchases, as opposed to mortgage refinance.  Origination volume relative to purchase activity accounted for 84% and 87% of total originations during the years ended December 31, 2015 and 2014, respectively.

•
Continued a share repurchase program, under which 42,700 shares were repurchased at an average price of $13.31 per share on the open market during the quarter ended December 31, 2015.  A total of 5,593,753 shares were repurchased at an average price of $12.94 per share during the year ended December 31, 2015.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, holding company headquartered in Wauwatosa, WI.  With $1.8 billion in assets Waterstone has eleven community bank branches in the metropolitan Milwaukee market, a loan production office in Minneapolis, Minnesota, and mortgage banking offices in eighteen states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's most recent Annual Report on Form  10-K and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For The Year Ended December 31,
	2015	2014
	(Unaudited)
	(In Thousands, except per share amounts)
Interest income:
Loans	$55,175	57,316
Mortgage-related securities	3,229	2,996
Debt securities, federal funds sold and short-term investments	3,559	3,322
Total interest income	61,963	63,634
Interest expense:
Deposits	5,879	4,926
Borrowings	17,240	17,401
Total interest expense	23,119	22,327
Net interest income	38,844	41,307
Provision for loan losses	1,965	1,150
Net interest income after provision for loan losses	36,879	40,157
Noninterest income:
Service charges on loans and deposits	1,648	1,486
Increase in cash surrender value of life insurance	1,417	1,290
Gain on other-than-temporary investment	-	44
Portion of gain recognized in other comprehensive income (before tax)	-	(61)
Net impairment losses recognized in earnings	-	(17)
Mortgage banking income	99,318	77,982
Gain on sale of available for sale securities	44	-
Other	2,047	3,827
Total noninterest income	104,474	84,568
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	81,753	69,172
Occupancy, office furniture, and equipment	9,287	10,369
Advertising	2,947	2,949
Data processing	2,354	2,245
Communications	1,416	1,690
Professional fees	2,354	2,393
Real estate owned	2,664	2,482
FDIC insurance premiums	1,058	1,395
Other	11,701	12,123
Total noninterest expenses	115,534	104,818
Income before income taxes	25,819	19,907
Income tax expense	9,249	7,175
Net income	$16,570	12,732
Income per share:
Basic	$0.57	0.38
Diluted	$0.56	0.38
Weighted average shares outstanding:
Basic	29,161	33,406
Diluted	29,431	33,643

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	December 31,
	2015	2014
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$57,419	145,846
Federal funds sold	20,297	21,268
Interest-earning deposits in other financial institutions and other short term investments	22,755	5,706
Cash and cash equivalents	100,471	172,820
Securities available for sale (at fair value)	269,658	273,443
Loans held for sale (at fair value)	166,516	125,073
Loans receivable	1,114,934	1,094,990
Less: Allowance for loan losses	16,185	18,706
Loans receivable, net	1,098,749	1,076,284

Office properties and equipment, net	25,328	25,562
Federal Home Loan Bank stock (at cost)	19,500	17,500
Cash surrender value of life insurance	49,562	50,848
Real estate owned, net	9,190	18,706
Prepaid expenses and other assets	23,755	23,144
Total assets	$1,762,729	1,783,380

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$102,673	92,162
Money market and savings deposits	140,631	119,163
Time deposits	650,057	652,635
Total deposits	893,361	863,960

Borrowings	441,203	434,000
Advance payments by borrowers for taxes	3,661	4,991
Other liabilities	32,574	30,192
Total liabilities	1,370,799	1,333,143

Shareholders' equity:
Common stock	294	344
Additional paid-in capital	317,022	313,894
Retained earnings	168,089	157,304
Unearned ESOP shares	(21,365)	(22,552)
Accumulated other comprehensive income, net of taxes	582	1,247
Cost of shares repurchased	(72,692)	-
Total shareholders' equity	391,930	450,237
Total liabilities and shareholders' equity	$1,762,729	1,783,380

Share Information
Shares Outstanding - excluding unallocated ESOP shares	27,511	32,418
Shares Outstanding - including unallocated ESOP shares	29,407	34,420
Book Value per share - excluding unallocated ESOP shares	$14.25	13.89
Book Value per share - including unallocated ESOP shares	$13.33	13.08
Closing market price	$14.10	13.15
Price to book ratio - excluding unallocated ESOP shares	98.97%	95.73%
Price to book ratio - including unallocated ESOP shares	105.79%	100.53%
Asset Quality Data
Total non accrual loans	$17,604	38,011
Real estate owned	9,190	18,706
Total nonperforming assets	$26,794	56,717

Total non accrual to total loans	1.58%	3.47%
Total nonperforming assets to total assets	1.52%	3.18%

Allowance for loan losses	$16,185	18,706
Allowance for loan losses as a % to non-accrual loans	91.94%	49.21%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
		(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$9,438	9,910	10,060	9,436	10,083
Provision for loan losses	245	580	805	335	300
Total noninterest income	22,850	28,551	31,040	22,033	20,403
Total noninterest expense	27,373	29,786	31,947	26,428	26,553
Income before income taxes	4,670	8,095	8,348	4,706	3,633
Income tax expense	1,599	2,896	3,064	1,690	1,319
Net income	$3,071	5,199	5,284	3,016	2,314
Income per share – basic	$0.11	0.19	0.17	0.09	0.08
Income per share – diluted	$0.11	0.19	0.17	0.09	0.08

Performance Ratios:
Return on average assets - QTD	0.69%	1.18%	1.21%	0.69%	0.51%
Return on average equity - QTD	3.10%	5.21%	5.04%	2.71%	2.04%
Net interest margin - QTD	2.26%	2.39%	2.46%	2.31%	2.36%
Efficiency ratio - QTD	84.78%	77.44%	77.73%	83.98%	87.10%
Return on average assets - YTD	0.94%	1.03%	0.95%	0.69%	0.71%
Return on average equity - YTD	3.99%	4.26%	3.83%	2.71%	2.89%
Net interest margin - YTD	2.36%	2.38%	2.38%	2.31%	2.44%
Efficiency ratio - YTD	80.61%	79.40%	80.44%	83.98%	83.27%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF SHARES REPURCHASED
AS PART OF PUBLICLY ANNOUNCED PLANS

For the quarter ended December 31, 2015
Total shares repurchased	42,700
Total cost of shares (including commission)	$568,155
Average cost per share	$13.31

For the year ended December 31, 2015
Total shares repurchased	5,593,753
Total cost of shares (including commission)	$72,355,935
Average cost per share	$12.94